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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-121046) and related Prospectus of BioSphere Medical, Inc. and to the incorporation by reference therein of our report dated January 22, 2004, with respect to the consolidated financial statements of BioSphere Medical, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
January 12, 2005

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Consent of Independent Registered Public Accounting Firm